PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 25 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                          Dated October 6, 1999
                                                                  Rule 424(b)(3)

                                   $17,027,300
                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                                -----------------

                       4% Reset PERQS due October 31, 2001
                          Mandatorily Exchangeable For
                    Shares of Common Stock of FDX CORPORATION

      Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM
                                ("Reset PERQSSM")

The Reset PERQS will pay 4% interest per year but do not guarantee any return of principal at maturity. Instead the Reset PERQS will pay at maturity a number of shares of FDX common stock based on the closing prices of FDX common stock after one year and at maturity, in each case subject to a cap price.

o The principal amount and issue price of each Reset PERQS is $41.53, which is the price of FDX common stock at the time we priced the Reset PERQS on October 6, 1999, the day we offered the Reset PERQS for initial sale to the public.

o We will pay 4% interest (equivalent to $1.6612 per year) on the $41.53 principal amount of each Reset PERQS. Interest will be paid quarterly, beginning January 31, 2000.

o At maturity you will receive shares of FDX common stock in exchange for each Reset PERQS at an exchange ratio. The initial exchange ratio is 1 share of FDX common stock per Reset PERQS. However, if the price of FDX common stock appreciates above the first year cap price for October 31, 2000 or the second year cap price for October 29, 2001, the exchange ratio will be adjusted downward, and you will receive less than one share of FDX common stock per Reset PERQS.

o The first year cap price is $64.375, or 155.01% of the price of FDX common stock at the time we priced the Reset PERQS on October 6, 1999, the day we offered the Reset PERQS for initial sale to the public. If on October 31, 2000, the price of FDX common stock is higher than the price of FDX common stock at the time we priced the Reset PERQS on October 6, 1999, we will raise the cap price to 155% of the closing price of FDX common stock on October 31, 2000. Otherwise the cap price will remain unchanged in the second year. The maximum you can receive at maturity is FDX common stock worth $99.78 per Reset PERQS.

o Investing in Reset PERQS is not equivalent to investing in FDX common stock.

o FDX Corporation is not involved in this offering of Reset PERQS in any way and will have no financial obligation with respect to the Reset PERQS.

You should read the more detailed description of the Reset PERQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of Reset PERQS." "Reset Performance Equity-linked Redemption Quarterly-pay Securities" and "Reset PERQS" are our service marks.

The Reset PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                                 ---------------

                          PRICE $41.53 PER RESET PERQS

                                -----------------


                                                     Agent's       Proceeds to
                                Price to Public    Commissions     the Company
                                ---------------    -----------     -----------
Per Reset PERQS.................     $41.53           $0.57           $40.96
Total...........................  $17,027,300        $233,700      $16,793,600


                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

         The following summary describes the Reset PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

         The Reset PERQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the Reset PERQS is linked to the performance of FDX Corporation common stock, which we refer to as FDX Stock. The Reset PERQS also provide fixed quarterly payments at an annual rate of 4% based on the principal amount of each Reset PERQS. Unlike ordinary debt securities, Reset PERQS do not guarantee the return of principal at maturity. Instead the Reset PERQS pay a number of shares of FDX Stock at maturity based on the performance of this stock, either up or down, subject to a maximum value in each year. We may not redeem the Reset PERQS prior to maturity.

Each Reset PERQS              We, Morgan Stanley Dean Witter & Co., are offering
costs $41.53                  4% Reset Performance Equity-linked Redemption
                              Quarterly-pay Securities(sm) due October 31, 2001, which we refer to as the Reset PERQS(sm). The principal amount and issue price of each Reset
                              PERQS is $41.53, which is the price of FDX Stock at the time we priced the Reset PERQS on October
                              6, 1999, the day we offered the Reset PERQS for initial sale to the public.

No guaranteed                 Unlike ordinary debt securities, the Reset PERQS
return of principal           do not guarantee any at return of principal
                              maturity. Instead the Reset PERQS will pay an amount of FDX Stock based on the closing price of FDX Stock, either up or down, after one year and at maturity, in each case subject to a cap price.
                              Investing in Reset PERQS is not equivalent to investing in FDX Stock.

4% interest on the            We will pay interest on the Reset PERQS, at the
principal amount              rate of 4% of the per year, principal amount
                              quarterly on each January 31, April 30, July 31, and October 31, beginning January 31, 2000. The interest rate we pay on the Reset PERQS is more than the current dividend rate on the FDX Stock.
                              The Reset PERQS will mature on October 31, 2001.

Your appreciation             The appreciation potential of each Reset PERQS is
potential is capped           limited in each year by the cap price. The cap
                              price in year one is $64.375, or 155.01% of the price of FDX Stock at the time we priced the Reset
                              PERQS on October 6, 1999, the day we offered the Reset PERQS for initial sale to the public ("First
                              Year Cap Price"). The cap price in year two
                              ("Second Year Cap Price") will be the higher of 155% of the closing price of FDX Stock on October
                              31, 2000 and the First Year Cap Price. The maximum you can receive at maturity is FDX Stock worth
                              $99.78 per Reset PERQS.

Payment at Maturity           At maturity, for each $41.53 principal amount of
                              Reset PERQS you hold, we will give to you a number of shares of FDX Stock equal to the exchange ratio. The initial exchange ratio is 1 share of FDX Stock per Reset PERQS and may be adjusted as follows:

                                           First Year Adjustment

                                 The exchange ratio will be adjusted downward if the closing price of FDX Stock exceeds the First Year Cap Price on October 31, 2000.

                                 The adjusted exchange ratio will be calculated as follows:

                                               First Year Cap Price
   New Exchange = Initial Exchange x -------------------------------------------
       Ratio            Ratio        FDX Stock closing price on October 31, 2000

                                 If the closing price of FDX Stock on October
                                 31, 2000 is the same as or less than the First Year Cap Price, we will not adjust the exchange ratio at the end of the first year.

                                          Second Year Adjustment

                                 The exchange ratio may be adjusted downward again at maturity, but only if the closing price of FDX Stock at maturity exceeds the Second Year Cap Price. The final exchange ratio will then be calculated as follows:

                                                    Second Year Cap Price
        Final Exchange = Existing Exchange x -----------------------------------
             Ratio             Ratio         FDX Stock closing price at maturity

                                 If the closing price of FDX Stock at maturity is the same as or less than the Second Year Cap Price, we will not adjust the Exchange Ratio at maturity.

                              On the next page, we have provided a table titled "Hypothetical Payments on the Reset PERQS." The table demonstrates the effect of these adjustments to the exchange ratio under a variety of hypothetical price scenarios. You should examine the table for examples of how the payout on the Reset PERQS could be affected under these or other potential price scenarios. This table does not show every situation that may occur.


                              You can review the prices of FDX Stock for the last three years in the "Historical Information" section of this pricing supplement.

                              During the life of the Reset PERQS, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of FDX Stock. You should read about these adjustments in the sections called "Description of Reset PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

The Calculation Agent         We have appointed MS & Co. to act as calculation
                              agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS &
                              Co. will determine the exchange ratio and the cap prices and calculate the amount of FDX Stock that you will receive at maturity.

No affiliation with           FDX Corporation is not an affiliate of ours and is
FDX Corporation               not involved with this offering in any way. The
                              obligations represented by the Reset PERQS are obligations of Morgan Stanley Dean Witter & Co.
                              and not of FDX Corporation.

More information on           The Reset PERQS are senior notes issued as part of
the Reset PERQS               our Series C medium-term note program. You can
                              find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated May 6, 1999. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                              Notes."

                              For a detailed description of terms of the Reset PERQS including the specific mechanics and timing of the exchange ratio adjustments, you should read the "Description of Reset PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in Reset PERQS in the section called "Risk Factors."

How to reach us               You may contact our principal executive offices at
                              1585 Broadway, New York, New York, 10036
                              (telephone number (212) 761-4000).

                    HYPOTHETICAL PAYMENTS ON THE RESET PERQS

         For each Reset PERQS, the following table illustrates, for a range of First Year Closing Prices and Maturity Prices, any adjustments we would make to the Exchange Ratio and the Second Year Cap Price and the resulting payout at maturity and total return on each Reset PERQS.


                     Initial     Initial
Initial Price of       FDX       Exchange    First Year    First Year         10/31/00
  Reset PERQS      Stock Price    Ratio      Cap Price    Closing Price    Exchange Ratio
----------------   -----------   --------    ----------   -------------    --------------
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 30.0000         $ 1.00000
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 30.0000         $ 1.00000
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 30.0000         $ 1.00000
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 55.0000         $ 1.00000
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 55.0000         $ 1.00000
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 55.0000         $ 1.00000
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 80.0000         $ 0.80469
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 80.0000         $ 0.80469
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 80.0000         $ 0.80469
  $ 41.53000       $ 41.53000    $1.00000     $ 64.375      $ 64.3750         $ 1.00000
                                                  ^
                                             155.01% of
                                               the FDX
                                           Stock Price at
                                             the time of
                                               Pricing


                                                           Reset PERQS           Reset PERQS
                                                       Payout at Maturity    Payout at Maturity
 Second Year         FDX Stock        Exchange Ratio        Based on                plus
  Cap Price      Maturity Price(1)      at Maturity      FDX Stock Price          4% Coupon
 -----------     -----------------    --------------   ------------------     -----------------
  $  64.3750         $  20.0000          $ 1.00000           $ 20.00              $  23.41
  $  64.3750         $  60.0000          $ 1.00000           $ 60.00              $  63.41
  $  64.3750         $  75.0000          $ 0.85833           $ 64.37              $  67.78
  $  85.2500         $  45.0000          $ 1.00000           $ 45.00              $  48.41
  $  85.2500         $  80.0000          $ 1.00000           $ 80.00              $  83.41
  $  85.2500         $  95.0000          $ 0.89737           $ 85.25              $  88.66
  $ 124.0000         $  65.0000          $ 0.80469           $ 52.30              $  55.71
  $ 124.0000         $ 100.0000          $ 0.80469           $ 80.47              $  83.88
  $ 124.0000         $ 150.0000          $ 0.66521           $ 99.78              $ 103.19
  $  99.7813         $  99.7813          $ 1.00000           $ 99.78              $ 103.19
       ^                                                        ^
Greater of (x)                                            Maturity Price
 155% of First                                            times Adjusted
 Year Closing                                             Exchange Ratio
 Price and (y)
First Year Cap
    Price


------------
     (1) The FDX Stock Maturity Price does not include any divident payments that may have been paid to holders of FDX Stock.

                                  RISK FACTORS

         The Reset PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of FDX Stock, there is no guaranteed return of principal. To the extent that the closing price of FDX Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at October 31, 2000, investors will lose money on their investment. Investing in Reset PERQS is not equivalent to investing directly in FDX Stock. This section describes the most significant risks relating to the Reset PERQS. You should carefully consider whether the Reset PERQS are suited to your particular circumstances before you decide to purchase them.

Reset PERQS Are Not           The Reset PERQS combine features of equity and
Ordinary Senior Notes         debt. The terms of the Reset -- PERQS differ from
No guaranteed return of       those of ordinary debt securities in that we will
principal                     not pay you a fixed amount at maturity. Our
                              payment to you at maturity will be a number of shares of FDX Stock based on the closing price of FDX Stock on October 31, 2000 and at maturity. If the closing price of FDX Stock at maturity is either less than the price of FDX Stock at the time we priced the Reset PERQS or not sufficiently above that price to compensate for a downward adjustment of the exchange ratio, if any, at October 31, 2000, we will pay you an amount of FDX
                              Stock with a value less than the principal amount of the Reset PERQS. See "Hypothetical Payments on the Reset PERQS" above.

Your Appreciation             The appreciation potential of the Reset PERQS is
Potential Is Limited          limited because of the cap prices. Even though the
                              $41.53 issue price of one Reset PERQS is equal to the price of one share of FDX Stock at the time we priced the Reset PERQS multiplied by the initial exchange ratio, you may receive less than one share of FDX Stock per Reset PERQS at maturity if the initial exchange ratio has been adjusted downwards. If the price of FDX Stock appreciates above both the cap price for October 31, 2000 and the cap price for October 29, 2001, the initial exchange ratio of one share of FDX Stock per Reset
                              PERQS will be reduced twice.

                              The exchange ratio and the closing price of FDX Stock at maturity will be determined on October 29, 2001, which is two trading days prior to maturity of the Reset PERQS. If the price of FDX Stock is lower on the actual maturity date than it was on October 29, 2001, the value of any FDX Stock you receive will be less. Under no circumstances will you receive an amount of FDX Stock for each Reset PERQS worth more than $99.78 as of such second scheduled trading day prior to maturity.

Secondary Trading             There may be little or no secondary market for the
May Be Limited                Reset PERQS. Even if there is a secondary market,
                              it may not provide significant liquidity. MS & Co.
                              currently intends to act as a market maker for Reset PERQS but is not required to do so.

Market Price of the Reset     Several factors, many of which are beyond our
PERQS Influenced by Many      control, will influence the value of the Reset
Unpredictable Factors         PERQS. We expect that generally the market price
                              of the FDX Stock on any day will affect the value of the Reset PERQS more than any other single factor. Because adjustments to the exchange ratio for the Reset PERQS are tied to the closing stock prices on two specific days, however, the Reset
                              PERQS may trade differently from the underlying stock. Other factors that may influence the value of the Reset PERQS include:

                              o the volatility (frequency and magnitude of changes in price) of the FDX Stock

                              o   the dividend rate on FDX Stock

                              o economic, financial and political events that affect stock markets generally and which may affect the market price of the FDX Stock

                              o   interest and yield rates in the market

                              o the time remaining to the maturity of the Reset PERQS

                              o   our creditworthiness

                              These factors will influence the price you will receive if you sell your Reset PERQS prior to maturity. For example, you may have to sell your Reset PERQS at a substantial discount from the principal amount if the market price of the FDX Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of FDX Stock based on its historical performance. The price of FDX Stock may decrease so that you will receive at maturity shares of FDX Stock worth less than the principal amount of the Reset PERQS. We cannot guarantee that the price of FDX Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the Reset PERQS.

No Affiliation with           We are not affiliated with FDX Corporation
FDX Corporation               ("FDX"). Although we do not have any non-public
                              information about FDX as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with FDX, including extending loans to, or making equity investments in, FDX or providing advisory services to FDX, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of FDX, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. FDX is not involved in the offering of the Reset PERQS in any way and has no obligation to consider your interest as an owner of Reset PERQS in taking any corporate actions that might affect the value of your Reset
                              PERQS. None of the money you pay for the Reset
                              PERQS will go to FDX.

You Have No                   As an owner of Reset PERQS, you will not have
Shareholder Rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the FDX Stock.

Limited Antidilution          MS & Co., as calculation agent, will adjust the
Adjustments                   amount payable at maturity for certain events
                              affecting the FDX Stock, such as stock splits and stock dividends, and certain other corporate actions involving FDX, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the FDX Stock. For example, the calculation agent is not required to make any adjustments if FDX or anyone else makes a partial tender or partial exchange offer for the FDX Stock. If an event occurs that does not require the calculation agent to adjust the amount of FDX Stock payable at maturity, the market price of the Reset PERQS may be materially and adversely affected. In addition, the calculation agent may, but is not required to, make adjustments for corporate events that can affect the FDX Stock other than those contemplated in this pricing supplement. Such adjustments will be made to reflect the consequences of events but not with the aim of changing relative investment risk. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the Reset PERQS.

Potential Conflicts of        As calculation agent, MS & Co. will calculate the
Interest between You and      payment to you at maturity of the Reset PERQS. MS
the Calculation Agent         & Co. and other affiliates may also carry out
                              hedging activities related to Reset PERQS or to other instruments, including trading in FDX Stock as well as in other instruments related to FDX
                              Stock. MS & Co. and some of our other subsidiaries also trade FDX Stock and other financial instruments related to FDX Stock on a regular basis as part of their general broker dealer and other businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to Reset PERQS and, accordingly, could affect your payout on the Reset PERQS.

Tax Treatment                 You should also consider the tax consequences of
                              investing in the Reset PERQS. There is no direct legal authority as to the proper tax treatment of the Reset PERQS, and therefore significant aspects of the tax treatment of the Reset PERQS are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Reset PERQS, and the Internal
                              Revenue Service ("IRS") or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section
                              "Description of Reset PERQS--United States Federal
                              Income Taxation" in this pricing supplement.

                           DESCRIPTION OF RESET PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Reset PERQS" refers to each $41.53 principal amount of our 4% Reset PERQS due October 31, 2001, Mandatorily Exchangeable For Shares of Common Stock of FDX Corporation. In this pricing supplement, the terms "MSDW," "we," "us," and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount........................  $17,027,300

Maturity Date...........................  October 31, 2001

Interest Rate...........................  4% per annum (equivalent to $1.6612 per annum per Reset PERQS)

Interest Payment Dates..................  Each January 31, April 30, July 31,
                                          and October 31, beginning
                                          January 31, 2000.

Specified Currency......................  U.S. Dollars

Issue Price.............................  $41.53 per Reset PERQS

Initial FDX Stock Price.................  $41.53, the price of FDX Stock at the time we priced the Reset PERQS on
                                          October 6, 1999

Original Issue Date (Settlement Date)...  October 11, 1999

CUSIP...................................  61744Y850

Denominations...........................  $41.53 and integral multiples thereof

First Year Cap Price....................  $64.375 (155.01% of the Initial FDX
                                          Stock Price)

First Year Determination Date...........  October 31, 2000 (or if such date is not a Trading Day on which no Market
                                          Disruption Event occurs, the
                                          immediately succeeding Trading Day on
                                          which no Market Disruption Event
                                          occurs).

First Year Closing Price................  First Year Closing Price means the product of (i) the Market Price of one
                                          share of FDX Stock and (ii) the
                                          Exchange Factor, each determined as of
                                          the First Year Determination Date.

Second Year Cap Price...................  Second Year Cap Price means the greater of (x) 155% of the First Year
                                          Closing Price and (y) the First Year
                                          Cap Price. See "Exchange at Maturity"
                                          below.

Maturity Price..........................  Maturity Price means the product of
                                          (i) the Market Price of one share of
                                          FDX Stock and (ii) the Exchange
                                          Factor, each determined as of the
                                          second scheduled Trading Day
                                          immediately prior to maturity.

Exchange at Maturity....................  At maturity (including as a result of acceleration under the terms of the
                                          senior indenture), upon delivery of
                                          each Reset PERQS to the Trustee, we
                                          will apply each $41.53 principal
                                          amount of such Reset PERQS as payment
                                          for a number of shares of FDX Stock at
                                          the Exchange Ratio. The initial
                                          Exchange Ratio, initially set at 1, is
                                          subject to adjustment on the First
                                          Year Determination Date and at
                                          maturity in order to cap the value of
                                          the FDX Stock to be received
                                          upon delivery of the Reset PERQS at
                                          $99.78 per Reset PERQS (240.26% of the
                                          Issue Price). Solely for purposes of
                                          adjustment upon the occurrence of
                                          certain corporate events, the number
                                          of shares of FDX Stock to be delivered
                                          at maturity will also be adjusted by
                                          an Exchange Factor, initially set at
                                          1.0. See "Exchange Factor" and
                                          "Antidilution Adjustments" below.

                                          If the First Year Closing Price is
                                          less than or equal to the First Year
                                          Cap Price, no adjustment to the
                                          Exchange Ratio will be made at such
                                          time. If the First Year Closing Price
                                          exceeds the First Year Cap Price, the
                                          Exchange Ratio will be adjusted so
                                          that the new Exchange Ratio will equal
                                          the product of (i) the existing
                                          Exchange Ratio and (ii) a fraction the
                                          numerator of which will be the First
                                          Year Cap Price and the denominator of
                                          which will be the First Year Closing
                                          Price. In addition, on the First Year
                                          Determination Date, the Calculation
                                          Agent will establish the "Second Year
                                          Cap Price" that will be equal to the
                                          greater of (x) 155% of the First Year
                                          Closing Price and (y) the First Year
                                          Cap Price. Notice of the Second Year
                                          Cap Price and of any such adjustment
                                          to the Exchange Ratio shall promptly
                                          be sent by first-class mail to The
                                          Depository Trust Company, New York,
                                          New York (the "Depositary"). If the
                                          Maturity Price is less than or equal
                                          to the Second Year Cap Price, no
                                          further adjustment to the Exchange
                                          Ratio will be made. If the Maturity
                                          Price exceeds the Second Year Cap
                                          Price, the then existing Exchange
                                          Ratio will be adjusted so that the
                                          final Exchange Ratio will equal the
                                          product of (i) the existing Exchange
                                          Ratio and (ii) a fraction the
                                          numerator of which will be the Second
                                          Year Cap Price and the denominator of
                                          which will be the Maturity Price.
                                          Please review each example in the
                                          table called "Hypothetical Payments on
                                          the Reset PERQS" on PS-5.

                                          All calculations with respect to the
                                          Exchange Ratios for the Reset PERQS
                                          will be rounded to the nearest one
                                          hundred-thousandth, with five
                                          one-millionths rounded upwards (e.g.,
                                          .876545 would be rounded to .87655);
                                          all calculations with respect to the
                                          Second Year Cap Price will be rounded
                                          to the nearest ten-thousandth, with
                                          five one-hundred-thousandths rounded
                                          upwards (e.g., $12.34567 would be
                                          rounded to $12.3457); and all dollar
                                          amounts related to payments at
                                          maturity resulting from such
                                          calculations will be rounded to the
                                          nearest cent with one-half cent being
                                          rounded upwards.

                                          We shall, or shall cause the
                                          Calculation Agent to, (i) provide
                                          written notice to the Trustee and to
                                          the Depositary, on or prior to 10:30
                                          a.m. on the Trading Day immediately
                                          prior to maturity of the Reset PERQS,
                                          of the amount of FDX Stock to be
                                          delivered with respect to each $41.53
                                          principal amount of each Reset PERQS
                                          and (ii) deliver such shares of FDX
                                          Stock (and cash in respect of interest
                                          and any fractional shares of FDX
                                          Stock) to the Trustee for delivery to
                                          the holders at the Maturity Date. The
                                          Calculation Agent shall determine the
                                          Exchange Ratio applicable at the
                                          maturity of the Reset PERQS and
                                          calculate the Exchange Factor.

No Fractional Shares....................  Upon delivery of the Reset PERQS to the Trustee at maturity (including as
                                          a result of acceleration under the
                                          terms of the senior
                                          indenture), we will deliver the
                                          aggregate number of shares of FDX
                                          Stock due with respect to all of such
                                          Reset PERQS, as described above, but
                                          we will pay cash in lieu of delivering
                                          any fractional share of FDX Stock in
                                          an amount equal to the corresponding
                                          fractional Market Price of such
                                          fraction of a share of FDX Stock as
                                          determined by the Calculation Agent as
                                          of the second scheduled Trading Day
                                          prior to maturity of the Reset PERQS.

Exchange Factor.........................  The Exchange Factor will be set initially at 1.0, but will be subject
                                          to adjustment upon the occurrence of
                                          certain corporate events affecting the
                                          FDX Stock through and including the
                                          second scheduled Trading Day
                                          immediately prior to maturity. See
                                          "Antidilution Adjustments" below.

Market Price............................  If FDX Stock (or any other security for which a Market Price must be
                                          determined) is listed on a national
                                          securities exchange, is a security of
                                          the Nasdaq National Market or is
                                          included in the OTC Bulletin Board
                                          Service ("OTC Bulletin Board")
                                          operated by the National Association
                                          of Securities Dealers, Inc. (the
                                          "NASD"), the Market Price for one
                                          share of FDX Stock (or one unit of any
                                          such other security) on any Trading
                                          Day means (i) the last reported sale
                                          price, regular way, on such day on the
                                          principal United States securities
                                          exchange registered under the
                                          Securities Exchange Act of 1934, as
                                          amended (the "Exchange Act"), on which
                                          FDX Stock (or any such other security)
                                          is listed or admitted to trading or
                                          (ii) if not listed or admitted to
                                          trading on any such securities
                                          exchange or if such last reported sale
                                          price is not obtainable (even if FDX
                                          Stock (or any such other security) is
                                          listed or admitted to trading on such
                                          securities exchange), the last
                                          reported sale price on the over-the-
                                          counter market as reported on the
                                          Nasdaq National Market or OTC Bulletin
                                          Board on such day. If the last
                                          reported sale price is not available
                                          pursuant to clause (i) or (ii) of the
                                          preceding sentence because of a Market
                                          Disruption Event or otherwise, the
                                          Market Price for any Trading Day shall
                                          be the mean, as determined by the
                                          Calculation Agent, of the bid prices
                                          for FDX Stock (or any such other
                                          security) obtained from as many
                                          dealers in such stock (which may
                                          include MS & Co. or any of our other
                                          subsidiaries or affiliates), but not
                                          exceeding three, as will make such bid
                                          prices available to the Calculation
                                          Agent. A "security of the Nasdaq
                                          National Market" shall include a
                                          security included in any successor to
                                          such system and the term "OTC Bulletin
                                          Board Service" shall include any
                                          successor service thereto.

Trading Day.............................  A day, as determined by the
                                          Calculation Agent, on which trading is
                                          generally conducted on the New York
                                          Stock Exchange ("NYSE"), the American
                                          Stock Exchange, Inc., the Nasdaq
                                          National Market, the Chicago
                                          Mercantile Exchange, and the Chicago
                                          Board of Options Exchange and in the
                                          over-the-counter market for equity
                                          securities in the United States.

Acceleration Event......................  If on any date the product of the
                                          Market Price per share of FDX Stock
                                          and the Exchange Factor is less than
                                          $4.00, the maturity date of the Reset
                                          PERQS will be deemed to be accelerated
                                          to such date, and we will apply each
                                          $41.53 principal amount of each Reset

                                          PERQS as payment for a number of
                                          shares of FDX Stock at the then
                                          current Exchange Ratio, as adjusted by
                                          the then current Exchange Factor. See
                                          also "Antidilution Adjustments" below.

Optional Redemption.....................  We will not redeem the Reset PERQS prior to the Maturity Date.

Book Entry Note or Certificated Note....  Book Entry

Senior Note or Subordinated Note........  Senior

Trustee.................................  The Chase Manhattan Bank

Agent for the underwritten offering of
     Reset PERQS........................  MS & Co.

Calculation Agent.......................  MS & Co.

                                          Because the Calculation Agent is our
                                          affiliate, potential conflicts of
                                          interest may exist between the
                                          Calculation Agent and you as an owner
                                          of the Reset PERQS, including with
                                          respect to certain determinations and
                                          judgments that the Calculation Agent
                                          must make in making adjustments to the
                                          Exchange Factor or other antidilution
                                          adjustments or determining any Market
                                          Price or whether a Market Disruption
                                          Event has occurred. See "Antidilution
                                          Adjustments" and "Market Disruption
                                          Event" below. MS & Co. is obligated to
                                          carry out its duties as Calculation
                                          Agent in good faith using its
                                          reasonable judgment.

Antidilution Adjustments................  The Exchange Factor will be adjusted as follows:

                                              1. If FDX Stock is subject to a
                                          stock split or reverse stock split,
                                          then once such split has become
                                          effective, the Exchange Factor will be
                                          adjusted to equal the product of the
                                          prior Exchange Factor and the number
                                          of shares issued in such stock split
                                          or reverse stock split with respect to
                                          one share of FDX Stock.

                                              2. If FDX Stock is subject (i) to
                                          a stock dividend (issuance of
                                          additional shares of FDX Stock) that
                                          is given ratably to all holders of
                                          shares of FDX Stock or (ii) to a
                                          distribution of FDX Stock as a result
                                          of the triggering of any provision of
                                          the corporate charter of FDX, then
                                          once the dividend has become effective
                                          and FDX Stock is trading ex-dividend,
                                          the Exchange Factor will be adjusted
                                          so that the new Exchange Factor shall
                                          equal the prior Exchange Factor plus
                                          the product of (i) the number of
                                          shares issued with respect to one
                                          share of FDX Stock and (ii) the prior
                                          Exchange Factor.

                                              3. There will be no adjustments to
                                          the Exchange Factor to reflect cash
                                          dividends or other distributions paid
                                          with respect to FDX Stock other than
                                          distributions described in clauses (i)
                                          and (v) of paragraph 5 below and
                                          Extraordinary Dividends as described
                                          below. A cash dividend or other
                                          distribution with respect to FDX Stock
                                          will be deemed to be an "Extraordinary
                                          Dividend" if such dividend or other
                                          distribution exceeds the immediately
                                          preceding non-Extraordinary Dividend
                                          for FDX Stock by an amount equal to at
                                          least 10% of the Market Price of FDX
                                          Stock (as adjusted for any subsequent
                                          corporate event requiring an
                                          adjustment hereunder, such as a stock
                                          split or reverse stock split) on the
                                          Trading Day preceding the ex-dividend
                                          date for the payment of such
                                          Extraordinary Dividend (the
                                          "ex-dividend date"). If an
                                          Extraordinary Dividend occurs with
                                          respect to FDX Stock, the Exchange
                                          Factor with respect to FDX Stock will
                                          be adjusted on the ex-dividend date
                                          with respect to such Extraordinary
                                          Dividend so that the new Exchange
                                          Factor will equal the product of (i)
                                          the then current Exchange Factor and
                                          (ii) a fraction, the numerator of
                                          which is the Market Price on the
                                          Trading Day preceding the ex-dividend
                                          date, and the denominator of which is
                                          the amount by which the Market Price
                                          on the Trading Day preceding the
                                          ex-dividend date exceeds the
                                          Extraordinary Dividend Amount. The
                                          "Extraordinary Dividend Amount" with
                                          respect to an Extraordinary Dividend
                                          for FDX Stock will equal (i) in the
                                          case of cash dividends or other
                                          distributions that constitute regular
                                          dividends, the amount per share of
                                          such Extraordinary Dividend minus the
                                          amount per share of the immediately
                                          preceding non-Extraordinary Dividend
                                          for FDX Stock or (ii) in the case of
                                          cash dividends or other distributions
                                          that do not constitute regular
                                          dividends, the amount per share of
                                          such Extraordinary Dividend. To the
                                          extent an Extraordinary Dividend is
                                          not paid in cash, the value of the
                                          non-cash component will be determined
                                          by the Calculation Agent, whose
                                          determination shall be conclusive. A
                                          distribution on the FDX Stock
                                          described in clause (i) or clause (v)
                                          of paragraph 5 below that also
                                          constitutes an Extraordinary Dividend
                                          shall cause an adjustment to the
                                          Exchange Factor pursuant only to
                                          clause (i) or clause (v) of paragraph
                                          5, as applicable.

                                              4. If FDX issues rights or
                                          warrants to all holders of FDX Stock
                                          to subscribe for or purchase FDX Stock
                                          at an exercise price per share less
                                          than the Market Price of the FDX Stock
                                          on both (i) the date the exercise
                                          price of such rights or warrants is
                                          determined and (ii) the expiration
                                          date of such rights or warrants, and
                                          if the expiration date of such rights
                                          or warrants precedes the maturity of
                                          the Reset PERQS, then the Exchange
                                          Factor will be adjusted to equal the
                                          product of the prior Exchange Factor
                                          and a fraction, the numerator of which
                                          shall be the number of shares of FDX
                                          Stock outstanding immediately prior to
                                          the issuance of such rights or
                                          warrants plus the number of additional
                                          shares of FDX Stock offered for
                                          subscription or purchase pursuant to
                                          such rights or warrants and the
                                          denominator of which shall be the
                                          number of shares of FDX Stock
                                          outstanding immediately prior to the
                                          issuance of such rights or warrants
                                          plus the number of additional shares
                                          of FDX Stock which the aggregate
                                          offering price of the total number of
                                          shares of FDX Stock so offered for
                                          subscription or purchase pursuant to
                                          such rights or warrants would purchase
                                          at the Market Price on the expiration
                                          date of such rights or warrants, which
                                          shall be determined by multiplying
                                          such total number of shares offered by
                                          the exercise price of such rights or
                                          warrants and dividing the product so
                                          obtained by such Market Price.

                                              5. If (i) there occurs any
                                          reclassification or change of FDX
                                          Stock, including, without limitation,
                                          as a result of the issuance of any
                                          tracking stock by FDX, (ii) FDX or any
                                          surviving entity or subsequent
                                          surviving entity of FDX (a "FDX
                                          Successor") has been subject to a
                                          merger, combination or consolidation
                                          and is not the surviving entity, (iii)
                                          any statutory exchange of securities
                                          of FDX or any FDX Successor with
                                          another corporation occurs (other than
                                          pursuant to clause (ii) above), (iv)
                                          FDX is liquidated, (v) FDX issues to
                                          all of its shareholders equity
                                          securities of an issuer other than FDX
                                          (other than in a transaction described
                                          in clauses (ii), (iii) or (iv) above)
                                          (a "Spin-off Event") or (vi) a tender
                                          or exchange offer or going-private
                                          transaction is consummated for all the
                                          outstanding shares of FDX Stock (any
                                          such event in clauses (i) through (vi)
                                          a "Reorganization Event"), the method
                                          of determining the amount payable upon
                                          exchange at maturity for each Reset
                                          PERQS will be adjusted to provide that
                                          each holder of Reset PERQS will
                                          receive at maturity, in respect of
                                          each $41.53 principal amount of each
                                          Reset PERQS, securities, cash or any
                                          other assets distributed to holders of
                                          FDX Stock in any such Reorganization
                                          Event, including, in the case of the
                                          issuance of tracking stock, the
                                          reclassified share of FDX Stock and,
                                          in the case of a Spin-off Event, the
                                          share of FDX Stock with respect to
                                          which the spun-off security was issued
                                          (collectively, the "Exchange
                                          Property") in an amount with a value
                                          equal to the product of the final
                                          Exchange Ratio and the Transaction
                                          Value. In addition, following a
                                          Reorganization Event, the method of
                                          determining the Maturity Price will be
                                          adjusted so that the Maturity Price
                                          will mean the Transaction Value as of
                                          the second scheduled Trading Day
                                          immediately prior to maturity, and if
                                          the Reorganization Event occurs prior
                                          to the First Year Determination Date,
                                          the First Year Closing Price will mean
                                          the Transaction Value determined as of
                                          the First Year Determination Date.
                                          Notwithstanding the above, if the
                                          Exchange Property received in any such
                                          Reorganization Event consists only of
                                          cash, the maturity date of the Reset
                                          PERQS will be deemed to be accelerated
                                          to the date on which such cash is
                                          distributed to holders of FDX Stock
                                          and holders will receive in lieu of
                                          any FDX Stock and as liquidated
                                          damages in full satisfaction of MSDW's
                                          obligations under the Reset PERQS the
                                          product of (i) the Transaction Value
                                          as of such date and (ii) the then
                                          current Exchange Ratio adjusted as if
                                          such date were the next to occur of
                                          either the First Year Determination
                                          Date or the second scheduled Trading
                                          Day prior to maturity. If Exchange
                                          Property consists of more than one
                                          type of property, holders of Reset
                                          PERQS will receive at maturity a pro
                                          rata share of each such type of
                                          Exchange Property. If Exchange
                                          Property includes a cash component,
                                          holders will not receive any interest
                                          accrued on such cash component.
                                          "Transaction Value" at any date means
                                          (i) for any cash received in any such
                                          Reorganization Event, the amount of
                                          cash received per share of FDX Stock,
                                          as adjusted by the Exchange Factor at
                                          the time of such Reorganization Event,
                                          (ii) for any property other than cash
                                          or securities received in any such
                                          Reorganization Event, the market
                                          value, as determined by the
                                          Calculation Agent, as of the date of
                                          receipt, of such Exchange Property
                                          received for each share of FDX Stock,
                                          as adjusted by the Exchange Factor at
                                          the time of such Reorganization Event
                                          and (iii) for any security received in
                                          any such Reorganization Event, an
                                          amount equal to the Market Price, as
                                          of the date on which the Transaction
                                          Value is determined, per share of such
                                          security
                                          multiplied by the quantity of such
                                          security received for each share of
                                          FDX Stock, as adjusted by the Exchange
                                          Factor at the time of such
                                          Reorganization Event. In the event
                                          Exchange Property consists of
                                          securities, those securities will, in
                                          turn, be subject to the antidilution
                                          adjustments set forth in paragraphs 1
                                          through 5.

                                          For purposes of paragraph 5 above, in
                                          the case of a consummated tender or
                                          exchange offer or going-private
                                          transaction involving Exchange
                                          Property of a particular type,
                                          Exchange Property shall be deemed to
                                          include the amount of cash or other
                                          property paid by the offeror in the
                                          tender or exchange offer with respect
                                          to such Exchange Property (in an
                                          amount determined on the basis of the
                                          rate of exchange in such tender or
                                          exchange offer or going-private
                                          transaction). In the event of a tender
                                          or exchange offer or a going-private
                                          transaction with respect to Exchange
                                          Property in which an offeree may elect
                                          to receive cash or other property,
                                          Exchange Property shall be deemed to
                                          include the kind and amount of cash
                                          and other property received by
                                          offerees who elect to receive cash.

                                          No adjustments to the Exchange Factor
                                          will be required unless such
                                          adjustment would require a change of
                                          at least 0.1% in the Exchange Factor
                                          then in effect. The Exchange Factor
                                          resulting from any of the adjustments
                                          specified above will be rounded to the
                                          nearest one hundred-thousandth with
                                          five one-millionths being rounded
                                          upward.

                                          No adjustments to the Exchange Factor
                                          or method of calculating the Exchange
                                          Ratio will be required other than
                                          those specified above. However, we
                                          may, at our sole discretion, cause the
                                          Calculation Agent to make additional
                                          changes to the Exchange Ratio upon the
                                          occurrence of corporate or other
                                          similar events that affect or could
                                          potentially affect market prices of,
                                          or shareholders' rights in, the FDX
                                          Stock (or other Exchange Property) but
                                          only to reflect such changes, and not
                                          with the aim of changing relative
                                          investment risk. The adjustments
                                          specified above do not cover all
                                          events that could affect the Market
                                          Price of the FDX Stock, including,
                                          without limitation, a partial tender
                                          or partial exchange offer for the FDX
                                          Stock.

                                          Notwithstanding the foregoing, the
                                          amount payable by us at maturity with
                                          respect to each Reset PERQS,
                                          determined as of the second scheduled
                                          Trading Day prior to maturity, will
                                          not under any circumstances exceed an
                                          amount of FDX Stock having a market
                                          value of $99.78 as of such second
                                          scheduled Trading Day.

                                          The Calculation Agent shall be solely
                                          responsible for the determination and
                                          calculation of any adjustments to the
                                          Exchange Factor or method of
                                          calculating the Exchange Ratio and of
                                          any related determinations and
                                          calculations with respect to any
                                          distributions of stock, other
                                          securities or other property or assets
                                          (including cash) in connection with
                                          any corporate event described in
                                          paragraph 5 above, and its
                                          determinations and calculations with
                                          respect thereto shall be conclusive.

                                          The Calculation Agent will provide
                                          information as to any adjustments to
                                          the Exchange Factor or method of
                                          calculating the Exchange Ratio upon
                                          written request by any holder of the
                                          Reset PERQS.

Market Disruption Event.................  "Market Disruption Event" means, with respect to FDX Stock:

                                             (i) a suspension, absence or
                                             material limitation of trading of
                                             FDX Stock on the primary market for
                                             FDX Stock for more than two hours
                                             of trading or during the one-half
                                             hour period preceding the close of
                                             trading in such market; or a
                                             breakdown or failure in the price
                                             and trade reporting systems of the
                                             primary market for FDX Stock as a
                                             result of which the reported
                                             trading prices for FDX Stock during
                                             the last one-half hour preceding
                                             the closing of trading in such
                                             market are materially inaccurate;
                                             or the suspension, absence or
                                             material limitation on the primary
                                             market for trading in options
                                             contracts related to FDX Stock, if
                                             available, during the one-half hour
                                             period preceding the close of
                                             trading in the applicable market,
                                             in each case as determined by the
                                             Calculation Agent in its sole
                                             discretion; and

                                             (ii) a determination by the
                                             Calculation Agent in its sole
                                             discretion that any event described
                                             in clause (i) above materially
                                             interfered with the ability of MSDW
                                             or any of its affiliates to unwind
                                             or adjust all or a material portion
                                             of the hedge with respect to the
                                             Reset PERQS.

                                          For purposes of determining whether a
                                          Market Disruption Event has occurred:
                                          (1) a limitation on the hours or
                                          number of days of trading will not
                                          constitute a Market Disruption Event
                                          if it results from an announced change
                                          in the regular business hours of the
                                          relevant exchange, (2) a decision to
                                          permanently discontinue trading in the
                                          relevant option contract will not
                                          constitute a Market Disruption Event,
                                          (3) limitations pursuant to NYSE Rule
                                          80A (or any applicable rule or
                                          regulation enacted or promulgated by
                                          the NYSE, any other self-regulatory
                                          organization or the Securities and
                                          Exchange Commission of similar scope
                                          as determined by the Calculation
                                          Agent) on trading during significant
                                          market fluctuations shall constitute a
                                          suspension, absence or material
                                          limitation of trading, (4) a
                                          suspension of trading in an options
                                          contract on FDX Stock by the primary
                                          securities market trading in such
                                          options, if available, by reason of
                                          (x) a price change exceeding limits
                                          set by such securities exchange or
                                          market, (y) an imbalance of orders
                                          relating to such contracts or (z) a
                                          disparity in bid and ask quotes
                                          relating to such contracts will
                                          constitute a suspension or material
                                          limitation of trading in options
                                          contracts related to FDX Stock and (5)
                                          a suspension, absence or material
                                          limitation of trading on the primary
                                          securities market on which options
                                          contracts related to FDX Stock are
                                          traded will not include any time when
                                          such securities market is itself
                                          closed for trading under ordinary
                                          circumstances.

FDX Stock; Public Information...........  FDX Corporation is global transportation and logistics company
                                          that offers its customers global
                                          shipping, logistics and supply chain
                                          solutions. FDX Stock is registered
                                          under the Exchange Act.

                                          Companies with securities registered
                                          under the Exchange Act are required to
                                          file periodically certain financial
                                          and other information specified by the
                                          Securities and Exchange Commission
                                          (the "Commission"). Information
                                          provided to or filed with the
                                          Commission can be inspected and copied
                                          at the public reference facilities
                                          maintained by the Commission at Room
                                          1024, 450 Fifth Street, N.W.,
                                          Washington, D.C. 20549 or at its
                                          Regional Offices located at Suite
                                          1400, Citicorp Center, 500 West
                                          Madison Street, Chicago, Illinois
                                          60661 and at Seven World Trade Center,
                                          13th Floor, New York, New York 10048,
                                          and copies of such material can be
                                          obtained from the Public Reference
                                          Section of the Commission, 450 Fifth
                                          Street, N.W., Washington, D.C. 20549,
                                          at prescribed rates. In addition,
                                          information provided to or filed with
                                          the Commission electronically can be
                                          accessed through a website maintained
                                          by the Commission. The address of the
                                          Commission's website is
                                          http://www.sec.gov. Information
                                          provided to or filed with the
                                          Commission by FDX pursuant to the
                                          Exchange Act can be located by
                                          reference to Commission file number
                                          333-39483. In addition, information
                                          regarding FDX may be obtained from
                                          other sources including, but not
                                          limited to, press releases, newspaper
                                          articles and other publicly
                                          disseminated documents. We make no
                                          representation or warranty as to the
                                          accuracy or completeness of such
                                          information.

                                          This pricing supplement relates only
                                          to the Reset PERQS offered hereby and
                                          does not relate to FDX Stock or other
                                          securities of FDX. We have derived all
                                          disclosures contained in this pricing
                                          supplement regarding FDX from the
                                          publicly available documents described
                                          in the preceding paragraph. Neither we
                                          nor the Agent has participated in the
                                          preparation of such documents or made
                                          any due diligence inquiry with respect
                                          to FDX in connection with the offering
                                          of the Reset PERQS. Neither we nor the
                                          Agent makes any representation that
                                          such publicly available documents are
                                          or any other publicly available
                                          information regarding FDX is accurate
                                          or complete. Furthermore, we cannot
                                          give any assurance that all events
                                          occurring prior to the date hereof
                                          (including events that would affect
                                          the accuracy or completeness of the
                                          publicly available documents described
                                          in the preceding paragraph) that would
                                          affect the trading price of FDX Stock
                                          (and therefore the Initial FDX Stock
                                          Price, the First Year Cap Price, the
                                          Second Year Cap Price and the maximum
                                          appreciation amount) have been
                                          publicly disclosed. Subsequent
                                          disclosure of any such events or the
                                          disclosure of or failure to disclose
                                          material future events concerning FDX
                                          could affect the value received at
                                          maturity with respect to the Reset
                                          PERQS and therefore the trading prices
                                          of the Reset PERQS.

                                          Neither we nor any of our affiliates
                                          makes any representation to you as to
                                          the performance of FDX Stock.

                                          We and/or our subsidiaries may
                                          presently or from time to time engage
                                          in business with FDX, including
                                          extending loans to, or making equity
                                          investments in, FDX or providing
                                          advisory services to FDX, including
                                          merger and acquisition advisory
                                          services. In the
                                          course of such business, we and/or our
                                          subsidiaries may acquire non-public
                                          information with respect to FDX and,
                                          in addition, one or more of our
                                          affiliates may publish research
                                          reports with respect to FDX. The
                                          statement in the preceding sentence is
                                          not intended to affect the right of
                                          holders of the Reset PERQS under the
                                          securities laws. As a prospective
                                          purchaser of a Reset PERQS, you should
                                          undertake an independent investigation
                                          of FDX as in your judgment is
                                          appropriate to make an informed
                                          decision with respect to an investment
                                          in FDX Stock.

Historical Information..................  The following table sets forth the high and low Market Price during 1996,
                                          1997, 1998 and 1999 through October 6,
                                          1999. The Market Price of FDX Stock on
                                          October 6, 1999 was $415/8. We
                                          obtained the Market Prices listed
                                          below from Bloomberg Financial Markets
                                          and we believe such information to be
                                          accurate. You should not take the
                                          historical prices of FDX Stock as an
                                          indication of future performance. The
                                          price of FDX Stock may decrease so
                                          that you will receive at maturity
                                          shares of FDX Stock worth less than
                                          the principal amount of the Reset
                                          PERQS. We cannot give you any
                                          assurance that the price of FDX Stock
                                          will increase so that at maturity you
                                          will receive an amount in excess of
                                          the principal amount of the Reset
                                          PERQS. Because your return is linked
                                          to the Market Price of FDX Stock on
                                          October 31, 2000 and October 29, 2001,
                                          there is no guaranteed return of
                                          principal. To the extent that the
                                          Maturity Price of FDX Stock is less
                                          than the Initial FDX Stock Price or
                                          not sufficiently above the Initial FDX
                                          Stock Price to compensate for a
                                          downward adjustment of the Exchange
                                          Ratio, if any, at October 31, 2000 and
                                          the shortfall is not offset by the
                                          coupon paid on the Reset PERQS, you
                                          will lose money on your investment.

                                          FDX Stock           High        Low
                                          ---------           ----        ---
                                (CUSIP 31304N107)
                                1996
                                First Quarter............... 19 13/32   17 11/32
                                Second Quarter.............. 20 1/2     17 29/32
                                Third Quarter............... 20 25/32   18 1/8
                                Fourth Quarter.............. 22 7/16    19 15/32
                                1997
                                First Quarter............... 28 9/16    21 1/4
                                Second Quarter.............. 29 3/4     25 3/16
                                Third Quarter............... 41 3/8     28 7/32
                                Fourth Quarter.............. 40         28 1/16
                                1998
                                First Quarter............... 36 11/16   30 15/32
                                Second Quarter.............. 37 1/8     29 25/32
                                Third Quarter............... 33 3/4     22 9/16
                                Fourth Quarter.............. 45 11/32   22 3/16

                                          FDX Stock          High         Low
                                          ---------          ----         ---
                                (CUSIP 31304N107)



                                1999
                                First Quarter............... 48 31/32   38 1/8
                                Second Quarter.............. 61 3/4     48 1/16
                                Third Quarter............... 54 15/16   34 15/16
                                Fourth Quarter
                                  (through October 6, 1999). 41 5/8     38 1/8

                                          Historical prices have been adjusted
                                          for two 2 for 1 stock splits of FDX
                                          stock, which became effective in the
                                          fourth quarter of 1996 and the second
                                          quarter of 1999, respectively.

                                          FDX has not paid cash dividends on FDX
                                          Stock to date. We make no
                                          representation as to the amount of
                                          dividends, if any, that FDX will pay
                                          in the future. In any event, as a
                                          holder of the Reset PERQS, you will
                                          not be entitled to receive dividends,
                                          if any, that may be payable on FDX
                                          Stock.

Use of Proceeds and Hedging.............  The net proceeds we receive from the sale of the Reset PERQS will be used
                                          for general corporate purposes and, in
                                          part, by us or by one or more of our
                                          subsidiaries in connection with
                                          hedging our obligations under the
                                          Reset PERQS. See also "Use of
                                          Proceeds" in the accompanying
                                          prospectus.

                                          On or before the date of this pricing
                                          supplement, we, through our
                                          subsidiaries or others, hedged our
                                          anticipated exposure in connection
                                          with the Reset PERQS by taking
                                          positions in FDX Stock and other
                                          instruments. Purchase activity could
                                          have potentially increased the price
                                          of FDX Stock, and therefore
                                          effectively have increased the level
                                          to which FDX Stock must rise before
                                          you would receive at maturity an
                                          amount of FDX Stock worth as much as
                                          or more than the principal amount of
                                          the Reset PERQS. Through our
                                          subsidiaries, we are likely to modify
                                          our hedge position throughout the life
                                          of the Reset PERQS, including on the
                                          First Year Determination Date, by
                                          purchasing and selling FDX Stock,
                                          options on FDX Stock listed on major
                                          securities markets or positions in any
                                          other available securities or
                                          instruments that we may wish to use in
                                          connection with our hedging activity.
                                          Although we have no reason to believe
                                          that our hedging activity had or will
                                          have a material impact on the price of
                                          FDX Stock, we cannot give any
                                          assurance that we did not, or in the
                                          future will not, affect such price as
                                          a result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution....................  In order to facilitate the offering of the Reset PERQS, the Agent may engage
                                          in transactions that stabilize,
                                          maintain or otherwise affect the price
                                          of the Reset PERQS or FDX Stock.
                                          Specifically, the Agent may overallot
                                          in connection with the offering,
                                          creating a short position in the Reset
                                          PERQS for its own account. In
                                          addition, to cover allotments or to
                                          stabilize the price of the Reset
                                          PERQS, the Agent may bid for, and
                                          purchase, the Reset PERQS or FDX Stock
                                          in the open market. See "Use of
                                          Proceeds and Hedging" above.

                                          The Agent proposes initially to offer
                                          the Reset PERQS directly to the public
                                          at the public offering price set forth
                                          on the cover page hereof plus accrued
                                          interest, if any, from the Original
                                          Issue Date.

ERISA Matters for Pension Plans and
Insurance Companies.................      We and certain of our subsidiaries and
                                          affiliates, including MS & Co. and
                                          Dean Witter Reynolds Inc. ("DWR"), may
                                          each be considered a "party in
                                          interest" within the meaning of the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended ("ERISA"), or
                                          a "disqualified person" within the
                                          meaning of the Internal Revenue Code
                                          of 1986, as amended (the "Code") with
                                          respect to many employee benefit
                                          plans. Prohibited transactions within
                                          the meaning of ERISA or the Code may
                                          arise, for example, if the Reset PERQS
                                          are acquired by or with the assets of
                                          a pension or other employee benefit
                                          plan with respect to which MS & Co.,
                                          DWR or any of their affiliates is a
                                          service provider, unless the Reset
                                          PERQS are acquired pursuant to an
                                          exemption from the prohibited
                                          transaction rules.

                                          The acquisition of the Reset PERQS may
                                          be eligible for one of the exemptions
                                          noted below if such acquisition:

                                          (a) (i) is made solely with the assets
                                          of a bank collective investment fund
                                          and (ii) satisfies the requirements
                                          and conditions of Prohibited
                                          Transaction Class Exemption ("PTCE")
                                          91-38 issued by the Department of
                                          Labor ("DOL");

                                          (b) (i) is made solely with assets of
                                          an insurance company pooled separate
                                          account and (ii) satisfies the
                                          requirements and conditions of PTCE
                                          90-1 issued by the DOL;

                                          (c) (i) is made solely with assets
                                          managed by a qualified professional
                                          asset manager and (ii) satisfies the
                                          requirements and conditions of PTCE
                                          84-14 issued by the DOL;

                                          (d) is made solely with assets of a
                                          governmental plan (as defined in
                                          Section 3(32) of ERISA) which is not
                                          subject to the provisions of Section
                                          401 of the Code;

                                          (e) (i) is made solely with assets of
                                          an insurance company general account
                                          and (ii) satisfies the requirements
                                          and conditions of PTCE 95-60 issued by
                                          the DOL; or

                                          (f) (i) is made solely with assets
                                          managed by an in-house asset manager
                                          and (ii) satisfies the requirements
                                          and conditions of PTCE 96-23 issued by
                                          the DOL.

                                          Under ERISA the assets of a pension or
                                          other employee benefit plan may
                                          include assets held in the general
                                          account of an insurance company which
                                          has issued an insurance policy to such
                                          plan or assets of an entity in which
                                          the plan has invested. In addition to
                                          considering the consequences of owning
                                          the Reset PERQS, employee benefit
                                          plans subject to ERISA (or insurance
                                          companies deemed to be investing ERISA
                                          plan assets) purchasing Reset PERQS
                                          should consider the possible
                                          implications of owning FDX Stock.

                                          Thus, any insurance company, pension
                                          or employee benefit plan or entity
                                          holding assets of such a plan
                                          proposing to invest in the Reset PERQS
                                          should consult with its legal counsel
                                          prior to such investment.

United States Federal Income Taxation...  The following summary is based on the advice of Davis Polk & Wardwell, our
                                          special tax counsel ("Tax Counsel"),
                                          and is a general discussion of the
                                          principal potential U.S. federal
                                          income tax consequences to U.S.
                                          Holders (as defined below) who are
                                          initial holders of the Reset PERQS
                                          purchasing the Reset PERQS at the
                                          Issue Price, and who will hold the
                                          Reset PERQS as capital assets within
                                          the meaning of Section 1221 of the
                                          Code. This summary is based on the
                                          Code, administrative pronouncements,
                                          judicial decisions and currently
                                          effective and proposed Treasury
                                          Regulations, changes to any of which
                                          subsequent to the date of this pricing
                                          supplement may affect the tax
                                          consequences described herein. This
                                          summary does not address all aspects
                                          of the U.S. federal income taxation
                                          that may be relevant to a particular
                                          holder in light of its individual
                                          circumstances or to certain types of
                                          holders subject to special treatment
                                          under the U.S. federal income tax laws
                                          (e.g., certain financial institutions,
                                          tax-exempt organizations, dealers in
                                          options or securities, or persons who
                                          hold a Reset PERQS as a part of a
                                          hedging transaction, straddle,
                                          conversion or other integrated
                                          transaction). As the law applicable to
                                          the U.S. federal income taxation of
                                          instruments such as the Reset PERQS is
                                          technical and complex, the discussion
                                          below necessarily represents only a
                                          general summary. Moreover, the effect
                                          of any applicable state, local or
                                          foreign tax laws is not discussed.

                                          As used herein, the term "U.S. Holder"
                                          means an owner of a Reset PERQS that
                                          is, for U.S. federal income tax
                                          purposes, (i) a citizen or resident of
                                          the United States, (ii) a corporation
                                          created or organized under the laws of
                                          the United States or any political
                                          subdivision thereof or (iii) an estate
                                          or trust the income of which is
                                          subject to United States federal
                                          income taxation regardless of its
                                          source.

                                          General

                                          Pursuant to the terms of the Reset
                                          PERQS, we and every holder of a Reset
                                          PERQS agree (in the absence of an
                                          administrative determination or
                                          judicial ruling to the contrary) to
                                          characterize a Reset PERQS for all tax
                                          purposes as an investment unit
                                          consisting of the following components
                                          (the "Components"): (i) a contract
                                          (the "Forward Contract") that requires
                                          the holder of the Reset PERQS to
                                          purchase, and us to sell, for an
                                          amount equal to $43.71 (the "Forward
                                          Price"), the FDX Stock at maturity,
                                          and (ii) a deposit with us of a fixed
                                          amount of cash, equal to the Issue
                                          Price, to secure the holder's
                                          obligation to purchase the FDX Stock
                                          (the "Deposit"). For this purpose, we
                                          have determined that the Deposit bears
                                          an annual yield of 6.50%, payable
                                          quarterly, which yield is based on our
                                          normal borrowing cost. Furthermore,
                                          based on our determination of the
                                          relative fair market values of the
                                          Components at the time of issuance of
                                          the Reset PERQS, we will allocate 100%
                                          of the Issue Price of the Reset PERQS
                                          to the Deposit and none to the Forward
                                          Contract. Our
                                          allocation of the Issue Price among
                                          the Components will be binding on a
                                          holder of the Reset PERQS, unless such
                                          holder timely and explicitly discloses
                                          to the IRS that its allocation is
                                          different from ours. The treatment of
                                          the Reset PERQS described above and
                                          our allocation are not, however,
                                          binding on the IRS or the courts. No
                                          statutory, judicial or administrative
                                          authority directly addresses the
                                          characterization of the Reset PERQS or
                                          instruments similar to the Reset PERQS
                                          for U.S. federal income tax purposes,
                                          and no ruling is being requested from
                                          the IRS with respect to the Reset
                                          PERQS. Due to the absence of
                                          authorities that directly address
                                          instruments that are similar to the
                                          Reset PERQS, Tax Counsel is unable to
                                          render an opinion as to the proper
                                          U.S. federal income tax
                                          characterization of the Reset PERQS.
                                          As a result, significant aspects of
                                          the U.S. federal income tax
                                          consequences of an investment in the
                                          Reset PERQS are not certain, and no
                                          assurance can be given that the IRS or
                                          the courts will agree with the
                                          characterization described herein.
                                          Accordingly, you are urged to consult
                                          your tax advisor regarding the U.S.
                                          federal income tax consequences of an
                                          investment in the Reset PERQS
                                          (including alternative
                                          characterizations of the Reset PERQS)
                                          and with respect to any tax
                                          consequences arising under the laws of
                                          any state, local or foreign taxing
                                          jurisdiction. Unless otherwise stated,
                                          the following discussion is based on
                                          the treatment and the allocation
                                          described above.

                                          Tax Treatment of the Reset PERQS

                                          Assuming the characterization of the
                                          Reset PERQS and the allocation of the
                                          Issue Price as set forth above, Tax
                                          Counsel believes that the following
                                          U.S. federal income tax consequences
                                          should result.

                                          Quarterly Payments on the Reset PERQS.
                                          As described above, the Deposit is
                                          treated as bearing a yield of 6.50%
                                          per annum, which is greater than the
                                          stated interest rate on the Reset
                                          PERQS. Accordingly, the Deposit will
                                          be subject to the "original issue
                                          discount" rules. A U.S. Holder will
                                          include "qualified stated interest"
                                          equal to the quarterly payments on the
                                          Reset PERQS in income in accordance
                                          with the U.S. Holder's method of
                                          accounting for federal income tax
                                          purposes. Additionally, each U.S.
                                          Holder, including a taxpayer who
                                          otherwise uses the cash method of
                                          accounting, will be required to
                                          include original issue discount
                                          ("OID") on the Deposit in income as it
                                          accrues, in accordance with a constant
                                          yield method based on a compounding of
                                          interest. This method will generally
                                          cause the U.S. Holder to include OID
                                          in each accrual period in an amount
                                          equal to the product of the "adjusted
                                          issue price" of the Deposit (which is
                                          the Issue Price increased by OID
                                          previously accrued on the Deposit) at
                                          the beginning of the accrual period
                                          and the yield of the Deposit, minus
                                          the amount of any qualified stated
                                          interest allocable to the accrual
                                          period. Because the yield on the
                                          Deposit is higher than the stated
                                          interest rate on the Reset PERQS, the
                                          amount of income recognized by the
                                          U.S. Holder will generally be more
                                          than the quarterly payments to the
                                          U.S. Holder, and will increase during
                                          the term of the Reset PERQS.

                                          Tax Basis. Based on our determination
                                          set forth above, the U.S. Holder's tax
                                          basis in the Forward Contract will be
                                          zero, and the U.S. Holder's tax basis
                                          in the Deposit initially will be 100%
                                          of the Issue Price. The U.S. Holder's
                                          tax basis in the Deposit will be
                                          subsequently increased by OID accrued
                                          with respect to the Deposit.

                                          Settlement of the Forward Contract.
                                          Upon the maturity of the Forward
                                          Contract, a U.S. Holder would,
                                          pursuant to the Forward Contract, be
                                          deemed to have applied the Forward
                                          Price toward the purchase of FDX
                                          Stock, and a U.S. Holder would not
                                          recognize any gain or loss with
                                          respect to any FDX Stock received
                                          thereon. With respect to any cash
                                          received upon maturity, a U.S. Holder
                                          would recognize gain or loss. The
                                          amount of such gain or loss would be
                                          the extent to which the amount of such
                                          cash received differs from the pro
                                          rata portion of the Forward Price
                                          allocable to the cash. Any such gain
                                          or loss would generally be capital
                                          gain or loss, as the case may be. With
                                          respect to any FDX Stock received upon
                                          maturity, the U.S. Holder would have
                                          an adjusted basis in such FDX Stock
                                          equal to the pro rata portion of the
                                          Forward Price allocable thereto. The
                                          allocation of the Forward Price
                                          between cash and FDX Stock should be
                                          based on the amount of the cash
                                          received and the relative fair market
                                          value, as of maturity, of the FDX
                                          Stock. The U.S. Holder's holding
                                          period of any FDX Stock received would
                                          start on the day after the maturity of
                                          the Reset PERQS.

                                          Sale or Exchange of the Reset PERQS.
                                          Upon a sale or exchange of a Reset
                                          PERQS prior to the maturity of the
                                          Reset PERQS, a U.S. Holder would
                                          recognize taxable gain or loss equal
                                          to the difference between the amount
                                          realized on such sale or exchange and
                                          such U.S. Holder's tax basis in the
                                          Reset PERQS so sold or exchanged. Any
                                          such gain or loss would generally be
                                          capital gain or loss, as the case may
                                          be. Such U.S. Holder's tax basis in
                                          the Reset PERQS would generally equal
                                          the U.S. Holder's tax basis in the
                                          Deposit. For these purposes, the
                                          amount realized does not include any
                                          amount attributable to accrued
                                          interest on the Deposit, which would
                                          be taxed as described under
                                          "--Quarterly Payments on the Reset
                                          PERQS" above.

                                          Possible Alternative Tax Treatments of
                                          an Investment in the Reset PERQS

                                          Due to the absence of authorities that
                                          directly address the proper
                                          characterization of the Reset PERQS,
                                          no assurance can be given that the IRS
                                          will accept, or that a court will
                                          uphold, the characterization and tax
                                          treatment described above. In
                                          particular, the IRS could seek to
                                          analyze the U.S. federal income tax
                                          consequences of owning a Reset PERQS
                                          under Treasury regulations governing
                                          contingent payment debt instruments
                                          (the "Contingent Payment
                                          Regulations").

                                          If the IRS were successful in
                                          asserting that the Contingent Payment
                                          Regulations applied to the Reset
                                          PERQS, the timing and character of
                                          income thereon would be significantly
                                          affected. Among other things, a U.S.
                                          Holder would be required to accrue as
                                          original issue discount income,
                                          subject to adjustments, at a
                                          "comparable yield" on the Issue

                                          Price. In addition, a U.S. Holder
                                          would recognize income upon the
                                          maturity of the Reset PERQS to the
                                          extent that the value of FDX Stock and
                                          cash (if any) received exceeds the
                                          adjusted issue price. Furthermore, any
                                          gain realized with respect to the
                                          Reset PERQS would generally be treated
                                          as ordinary income.

                                          Even if the Contingent Payment
                                          Regulations do not apply to the Reset
                                          PERQS, other alternative federal
                                          income tax characterizations or
                                          treatments of the Reset PERQS are also
                                          possible, and if applied could also
                                          affect the timing and the character of
                                          the income or loss with respect to the
                                          Reset PERQS. It is possible, for
                                          example, that a Reset PERQS could be
                                          treated as constituting a prepaid
                                          forward contract. Accordingly,
                                          prospective purchasers are urged to
                                          consult their tax advisors regarding
                                          the U.S. federal income tax
                                          consequences of an investment in the
                                          Reset PERQS.

                                          Proposed Legislation

                                          In recent years, several legislative
                                          proposals (including H.R. 2488 (the
                                          "Taxpayer Refund and Relief Act of
                                          1999"), which was vetoed by the
                                          President on September 23, 1999) have
                                          included provisions (the "Constructive
                                          Ownership Legislation") which, if
                                          enacted, would treat a taxpayer owning
                                          certain types of derivative positions
                                          in property as having "constructive
                                          ownership" in that property, with the
                                          result that all or a portion of the
                                          long term capital gain recognized by
                                          such taxpayer with respect to the
                                          derivative position would be
                                          recharacterized as ordinary income.
                                          Although recent drafts of the
                                          Constructive Ownership Legislation, if
                                          enacted, would not apply to the Reset
                                          PERQS, the recent drafts would have
                                          authorized the Treasury Department to
                                          promulgate regulations (possibly with
                                          retroactive effect) to expand the
                                          application of the "constructive
                                          ownership" rule. There is no assurance
                                          that the Treasury Department would not
                                          promulgate regulations to apply the
                                          rule to the Reset PERQS. If the
                                          Constructive Ownership Legislation
                                          were to apply to the Reset PERQS, the
                                          effect on a U.S. Holder would be to
                                          treat all or a portion of the long
                                          term capital gain recognized by such
                                          U.S. Holder on sale or maturity of a
                                          Reset PERQS as ordinary income, but
                                          only to the extent such long term
                                          capital gain exceeds the long term
                                          capital gain that would have been
                                          recognized by such U.S. Holder if the
                                          U.S. Holder had acquired FDX Stock
                                          itself on the issue date of the Reset
                                          PERQS and disposed of the FDX Stock
                                          upon disposition of the Reset PERQS.
                                          In addition, the Constructive
                                          Ownership Legislation would impose an
                                          interest charge on the gain that was
                                          recharacterized on the sale or
                                          maturity of the Reset PERQS.

                                          Backup Withholding and Information
                                          Reporting

                                          A U.S. Holder of a Reset PERQS may be
                                          subject to information reporting and
                                          to backup withholding at a rate of 31
                                          percent of the amounts paid to the
                                          U.S. Holder, unless such U.S. Holder
                                          provides proof of an applicable
                                          exemption or a correct taxpayer
                                          identification number, and otherwise
                                          complies with applicable requirements
                                          of the backup withholding rules. The
                                          amounts withheld under the backup
                                          withholding rules are not an
                                          additional tax and may be refunded, or
                                          credited against the U.S. Holder's
                                          U.S. federal income tax liability,
                                          provided the required information is
                                          furnished to the IRS.